Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 27, 2021, relating to the consolidated financial statements of Patria Investments Limited as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020.

/s/ DELOITTE TOUCHE TOHMATSU

Auditores Independentes

São Paulo, Brazil

June 15, 2021